UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2010

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 20, 2010, Prosperity Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	Leah Henderson, Ned S. Holmes, David Zalman and Ervan E. Zouzalik were elected as Class III directors to serve on the Board of Directors of the Company until the Company’s 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
Leah Henderson	33,600,723	3,517,367	3,777,407

Ned S. Holmes	31,867,434	5,250,656	3,777,407

David Zalman	32,430,210	4,687,880	3,777,407

Ervan E. Zouzalik	33,609,950	3,508,141	3,777,407

The following Class I and Class II directors continued in office after the Annual Meeting: James A. Bouligny, William H. Fagan, Perry Mueller, Jr., James D. Rollins III, Harrison Stafford II, Robert Steelhammer and H.E. Timanus, Jr.

2.	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. A total of 40,444,554 shares were voted in favor of the appointment, 399,973 shares were voted against the appointment, 50,970 shares abstained from voting and no shares were counted as broker non-votes.

3.	The shareholders approved a shareholder proposal to eliminate classification of terms of the Board of Directors of the Company and to require that all directors stand for election annually. A total of 24,823,250 shares were voted in favor of the proposal, 11,857,976 shares were voted against the proposal, 436,863 shares abstained from voting and 3,777,407 shares were counted as broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: April 23, 2010	By:	/S/ PETER FISHER
Peter Fisher
General Counsel